EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 257065 on Form S-8 of our report dated March 2, 2022, relating to the financial statements of Just Eat Takeaway.com N.V. appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Accountants B.V.

Amsterdam

2 March, 2022